UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2010

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 1, 2010, Julian R. Geiger, the registrant’s Chairman and Chief Executive Officer, provided the registrant with formal notice of election in accordance with the terms of his employment agreement, thereby ending his service as Chief Executive Officer effective February 12, 2010.  Mr. Geiger will continue to serve as Chairman of the registrant’s Board of Directors and, commencing February 12, 2010, will begin his advisory period with the registrant.  Effective February 12, 2010, Mindy C. Meads and Thomas P. Johnson will each be promoted to the position of Co-Chief Executive Officer.  In addition, also effective February 12, 2010, Michael J. Cunningham will be promoted to the position of President and Chief Financial Officer.  Employment agreements for Ms. Meads, Mr. Johnson and Mr. Cunningham were previously filed on September 25, 2009 with the registrant’s Form 8-K announcing these planned executive changes.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
Executive Vice President - Chief Financial Officer

Dated: February 3, 2010